UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16335

DE	73-1599053
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Williams Center, Tulsa, OK 74172

(Address of principal executive offices, including zip code)

(918) 574-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2016, Magellan Midstream Partners, L.P. (the “Partnership”) completed its previously disclosed issuance and sale in an underwritten public offering of $500,000,000 aggregate principal amount of the Partnership’s 4.25% Senior Notes due 2046 (the “Notes”).

The information set forth under Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The Partnership issued the Notes under that certain Indenture dated as of August 11, 2010 (the “Original Indenture”), as supplemented by that certain seventh supplemental indenture, dated as of September 13, 2016 (the “Seventh Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Partnership and U.S. Bank National Association, as trustee (the “Trustee”). Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, commencing March 15, 2017. The Notes will mature on September 15, 2046.

As described in the Seventh Supplemental Indenture, the Partnership may redeem some or all of the Notes (1) at any time prior to March 15, 2046, at a redemption price that includes a “make-whole” premium or (2) on or after March 15, 2046, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed. The Notes are the Partnership’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior debt, including borrowings under its revolving credit facilities and commercial paper program, and senior to any subordinated unsecured debt that the Partnership may incur. Initially, the Notes will not be guaranteed by any of the subsidiaries of the Partnership.

The Indenture contains customary events of default (each an “Event of Default”). Under the Indenture, Events of Default include, but are not limited to, the following:

(1)	default in any payment of interest on Notes when due that continues for 30 days;

(2)	default in the payment of principal of or premium, if any, on the Notes when due at their stated maturity, upon redemption, upon required repurchase or otherwise;

(3)	failure by the Partnership or any subsidiary guarantor to comply for 60 days after notice with the other agreements or covenants contained in the Indenture relating to the Notes;

(4)	certain events of bankruptcy, insolvency or reorganization with respect to the Partnership, or if and so long as the Notes are guaranteed by a subsidiary guarantor, such subsidiary guarantor;

(5)	default by the Partnership or any of its subsidiaries in the payment at the stated maturity, after the expiration of any applicable grace period, of principal, of premium, if any, or interest on any debt then outstanding having a principal amount in excess of the greater of $50.0 million or 5% of the Partnership’s total consolidated partners’ capital, or acceleration of any debt having a principal amount in excess of such amount so that it becomes due and payable prior to its stated maturity and such acceleration is not rescinded within 60 days after notice;

(6)	a final judgment or order for the payment of money in excess of the greater of $50.0 million or 5% of the Partnership’s total consolidated partners’ capital (in each case, net of applicable insurance coverage) having been rendered against the Partnership or any subsidiary and such judgment or order continues unsatisfied and unstayed for a period of 60 days; and

(7)	except in limited circumstances specified in the Seventh Supplemental Indenture, the failure of Magellan GP, LLC to comply with certain separateness and bankruptcy provisions of its limited liability company agreement or the amendment or modification of such provisions in a manner materially adverse to the interests of the holders of the Notes.

If an Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal of and premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Partnership occurs and is continuing, the principal of, and premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Original Indenture, a copy of which is filed as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K dated August 16, 2010, and (ii) the Seventh Supplemental Indenture, a copy of which is filed as Exhibit 4.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture dated as of August 11, 2010 between Magellan Midstream Partners, L.P. and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed August 16, 2010).

4.2	Seventh Supplemental Indenture dated as of September 13, 2016, between Magellan Midstream Partners, L.P. and U.S. Bank National Association, as trustee.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC, its general partner

Date: September 13, 2016	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of August 11, 2010 between Magellan Midstream Partners, L.P. and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed August 16, 2010).

4.2	Seventh Supplemental Indenture dated as of September 13, 2016, between Magellan Midstream Partners, L.P. and U.S. Bank National Association, as trustee.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).